Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit 32.2

In connection with the Annual Report of Landauer, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael T. Leatherman, Interim Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

i	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Landauer, Inc. and will be retained by Landauer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

December 13, 2011	/s/ Michael T. Leatherman
Michael T. Leatherman
Interim Chief Financial Officer